UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 5, 2009

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

P.O. Box 619566

DFW, Texas  75261-9566

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 5, 2009, Michaels Stores, Inc. (the “Company”) entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) to the Company’s $2,400.0 million senior secured term loan facility with Deutsche Bank AG New York Branch, as administrative agent, and the other lenders party thereto (the “Term Loan Credit Facility”).  The Fourth Amendment amends the Term Loan Credit Facility to allow for an extension of the maturity date for $1,000.0 million of existing term loans (the “B-2 Term Loans”) to July 31, 2016.  As a result of the Fourth Amendment, the applicable margins for the B-2 Term Loans under the Term Loan Credit Facility will be 3.50 % with respect to base rate borrowings and 4.50 % with respect to LIBOR borrowings.  The B-2 Term Loans are subject to (i) a springing maturity date of July 31, 2014 unless either (x) the Company’s 10% Senior Notes due 2014 are refinanced 91 days prior to the maturity of such Senior Notes or (y) the Company can meet a leverage covenant of 3.25x; and (ii) a minimum increase in effective yield of 0.25% in connection with future extensions.  Additionally, for the B-2 Term Loans one- and two-month LIBOR options have been eliminated.

The above summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the full text of the Term Loan Credit Facility, a copy of which is attached as Exhibit 10.5 to the Company’s Form 10-Q for the period ended October 28, 2006, filed by the Company on December 7, 2006, SEC File No. 001-09338, and each is incorporated by reference into this Item 1.01.

Certain lenders under the Term Loan Credit Facility, as amended, have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1

Fourth Amendment to Credit Agreement, dated as of November 5, 2009, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

Dated: November 5, 2009	By:	/s/ Elaine D. Crowley
Elaine D. Crowley
Executive Vice President — Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1

Fourth Amendment to Credit Agreement, dated as of November 5, 2009, to the Credit Agreement, dated as of October 31, 2006, among Michaels Stores, Inc., Deutsche Bank AG New York Branch, as administrative agent, the other lenders named therein, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A. and Credit Suisse, as co-documentation agents, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and joint bookrunners.